                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   January 25, 1996
                                                         ----------------



                            CKE RESTAURANTS, INC.
                            ---------------------
              (Exact name of registrant as specified in charter)


          Delaware                  1-13192                  33-0602639
----------------------------      -----------             ------------------
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)            Identification No.)



1200 North Harbor Boulevard, Anaheim, California                92801
------------------------------------------------          -----------------
     (Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code (714) 774-5796



--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.   Other Events

        On January 25, 1996, CKE Restaurants, Inc. ("CKE") and Summit Family Restaurants Inc. ("Summit") announced an amendment to their previously announced Merger Agreement. Under the terms of the Merger Agreement, as amended, CKE will acquire Summit for a purchase price equal to $2.77 per share in cash and .17375 shares of CKE common stock. The number of shares of CKE common stock to be issued in the Merger remains subject to adjustment under certain circumstances. The consummation of the merger remains subject to certain conditions, including regulatory approval and Summit's shareholder approval.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)      Not applicable

          (b)      Not applicable

          (c)      Exhibits:

                   99.1     Press Release dated January 25, 1996

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CKE RESTAURANTS, INC.



Date:  January 29, 1996                 By: /s/  Joseph N. Stein
                                            ----------------------------
                                                 Chief Financial Officer

                                 EXHIBIT INDEX




  Exhibit Number         Description                                   Page Number
  --------------         -----------                                   -----------
       99.1              Press Release dated January 25, 1996               5